                                                                    EXHIBIT 99.1

                COHU REPORTS FIRST QUARTER 2004 OPERATING RESULTS

POWAY, Calif., April 21, 2004 -- Cohu, Inc. (NASDAQ:COHU) today announced that sales were $35.9 million for the first quarter ended March 31, 2004 compared to $31.1 million for the first quarter of 2003 and $40.9 million for the fourth quarter of 2003. During the fourth quarter of 2003, Cohu obtained customer acceptance and was able to recognize most of the revenue associated with shipments of our newest IC test handler, the Delta EDGE, resulting in increased sales in the fourth quarter. Net income for the first quarter of 2004 was $2.1 million, or $0.10 per share compared to a net loss of $1.4 million or $0.07 per share for the first quarter of 2003 and a net loss of $2.2 million or $0.10 per share for the fourth quarter of 2003. The net loss in the fourth quarter of 2003 resulted from a non-cash charge for a deferred tax asset valuation allowance recorded pursuant to accounting requirements.

Orders for the first quarter of 2004 were $58.2 million compared to $35.5 million for the fourth quarter of 2003. Backlog was $59.8 million at March 31, 2004 compared to $37.5 million at December 31, 2003. First quarter 2004 sales of semiconductor test handling equipment accounted for 80% of total sales. Sales of television cameras and related equipment were 13% of sales and metal detection and microwave communications equipment contributed 7% of sales.

James A. Donahue, President and Chief Executive Officer, stated, "Cohu is pleased to return to profitability and report solid results for the first quarter of 2004. Our improved performance was led by Delta Design, Cohu's semiconductor test handling equipment business. Delta's orders were $50 million, an increase of 77% over Q4 2003 and the highest level in fourteen quarters. Order momentum accelerated as the quarter progressed, across an expanding number of customers. Handler unit orders increased 68% during the quarter, following a 53% increase in the preceding quarter."

"Cohu's results are consistent with increasing evidence that a recovery from the sharp downturn in the semiconductor industry is underway. We are seeing strong and steady demand for our proprietary thermal handling systems, as well as an increase in orders for general purpose pick and place test handling equipment. Customers, who have been extremely cautious with capital spending for the last several years, are increasingly making decisions to add production capacity."

Donahue concluded, "Cohu's balance sheet remains strong, with a record $116.8 million in cash and no debt. We are well positioned to benefit from continued improvement in business conditions."

Certain matters discussed in this release including statements concerning Cohu's expectations of industry conditions and 2004 operations are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, the concentration of our revenues in a limited number of customers; intense competition in the semiconductor test handler industry; inventory write-offs; failure to obtain customer acceptance and recognize revenue; the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers; Cohu's ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; difficulties in integrating acquisitions and new technologies and other risks addressed in Cohu's filings with the Securities and Exchange Commission including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

Cohu is a leading supplier of test handling solutions used by the global semiconductor industry as well as a supplier of closed circuit television, metal detection and microwave communications equipment.

Cohu will be conducting their conference call on Wednesday, April 21, 2004 at 2:00 p.m. Pacific Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
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COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts) (unaudited)


                                                                        QUARTERS ENDED MARCH 31,
                                                                        ------------------------
                                                                           2004          2003
                                                                        ----------    ----------
Net sales ........................................................      $   35,939    $   31,079
Cost and expenses:
 Cost of sales ...................................................          21,017        20,696
 Research and development ........................................           6,184         6,938
 Selling, general and administrative .............................           6,860         5,915
                                                                        ----------    ----------
                                                                            34,061        33,549
                                                                        ----------    ----------
Income (loss) from operations ....................................           1,878        (2,470)
Interest income ..................................................             620           700
                                                                        ----------    ----------
Income (loss) before income taxes ................................           2,498        (1,770)
Income tax provision (benefit) ...................................             400          (400)
                                                                        ----------    ----------
Net income (loss) ................................................      $    2,098    $   (1,370)
                                                                        ==========    ==========
Income (loss) per share:
  Basic ..........................................................      $     0.10    $    (0.07)
  Diluted ........................................................      $     0.10    $    (0.07)

Weighted average shares used in computing income (loss) per share:
  Basic ..........................................................          21,419        20,912
  Diluted ........................................................          22,075        20,912
                                                                        ----------    ----------


CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (unaudited)


                                                       MARCH 31,   December 31,
                                                         2004          2003
                                                     ------------  ------------
Assets:
Current assets:
 Cash and investments .........................      $    116,799  $    107,620
 Accounts receivable ..........................            32,062        25,578
 Inventories ..................................            33,254        31,636
 Deferred taxes and other .....................             6,766         6,704
                                                     ------------  ------------
                                                          188,881       171,538
Note receivable ...............................                --         8,978
Property, plant & equipment, net ..............            30,603        30,683
Goodwill ......................................             8,340         8,340
Other assets ..................................             1,082         1,191
                                                     ------------  ------------
    Total assets ..............................      $    228,906  $    220,730
                                                     ============  ============
Liabilities & Stockholders' Equity:
Current liabilities:
 Deferred profit ..............................      $      6,929  $      4,132
 Other current liabilities ....................            26,188        22,685
                                                     ------------  ------------
                                                           33,117        26,817
Deferred taxes and other noncurrent liabilities             1,678         1,683
Stockholders' equity ..........................           194,111       192,230
                                                     ------------  ------------
    Total liabilities & equity ................      $    228,906  $    220,730
                                                     ============  ============

For press releases and other information of interest to investors, please visit Cohu's website at www.cohu.com

Contact: John Allen - Investor Relations (858) 848-8106